White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036



February 7, 2002


Aphton Corporation
80 S.W. 8th Street
Miami, Florida  33130-3047

Ladies and Gentlemen:

          We have examined the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), in the form in which it is to be filed by Aphton Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), in connection with the sale by the Company of 1,200,000 shares of common stock, $.001 par value, of the Company (the "Shares"). The Shares are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

          In connection with our opinion expressed below, we have examined originals or copies certified to our satisfaction of such agreements, documents, certificates and other statements of government officials and corporate officers of the Company and such other papers as we have deemed relevant and necessary as a basis for such opinion. As to certain facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon certificates of public officials and of officers of the Company. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

          When (i) the issuance of the Shares has been duly authorized by appropriate corporate action and (ii) the certificates for the Shares have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, the Shares will be validly issued, fully paid and nonassessable.

          The opinion expressed above is limited to questions arising under the Federal law of the United States and the General Corporate Law of the State of Delaware.

          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                               Very truly yours,

                              /s/ WHITE & CASE LLP